FOR IMMEDIATE RELEASE
                                                           ---------------------

                    P&G EARNINGS GROWTH EXCEEDS EXPECTATIONS
                    ----------------------------------------

TOP LINE GROWTH AND MARGIN IMPROVEMENT DRIVE EARNINGS AND CASH FLOW PRODUCTIVITY

         CINCINNATI, July 31, 2003 - The Procter & Gamble Company (NYSE:PG) announced today strong growth for the April - June quarter and the fiscal year ended June 30, 2003, exceeding expectations. The company delivered excellent top line growth behind strong volume. In addition, the company achieved excellent cash flow productivity for the fiscal year behind higher earnings, lower capital spending and working capital improvements.

         "This year's results demonstrate broad-based business strength," said Chairman of the Board, President and Chief Executive A. G. Lafley. "Our organic growth is robust. Our share progress is strong. Our disciplined focus on core strategies and leveraging P&G's organizational strengths in branding, innovation and scale continue to yield benefits. We are confident we have the strategies to sustain P&G growth."

         For the quarter ended June 30, 2003, unit volume grew five percent over the prior year behind another quarter of double-digit growth in the health care business and continued strong results in Asia and Central and Eastern Europe. Organic unit volume, which excludes acquisitions and divestitures, increased six percent.

         Net sales were $10.92 billion. Excluding restructuring impacts in the prior period, sales were up eight percent versus year-ago. Sales include a positive four percent impact from foreign exchange, partially offset by pricing and promotion investments to stimulate growth and remain competitive in key categories. Organic sales, which exclude foreign exchange and the impact of acquisitions and divestitures, were up five percent.

                                                                        - More -

         Net earnings for the quarter were up five percent versus year-ago to $955 million, or $0.68 per share. Results include $261 million of after tax restructuring program charges related to the company's multi-year initiative to streamline its operations and business portfolio. Net earnings in the year-ago quarter were $910 million, or $0.64 per share, including $175 million after tax restructuring charges. Restructuring program charges include separation-related costs, asset write-downs, accelerated depreciation and other costs directly related to the company's reorganization. Core net earnings, which exclude restructuring charges, grew 12 percent to $1.22 billion for the quarter. On a per share basis, core net earnings grew 13 percent to $0.87.

         All references to "core" financial measures contained in this news release exclude restructuring charges. A quantitative reconciliation of each of these measures to the most comparable GAAP measure can be found in the chart attached to this release. The company believes investors gain additional perspective of underlying business trends and results by providing a measure of earnings excluding restructuring charges. The current restructuring program began in 1999 as part of the company's Organization 2005 initiative, and was substantially completed at the end of fiscal year 2003. The company will discontinue reporting core earnings in fiscal year 2004, concurrent with the substantial completion of the program. Going forward, the company will continue to conduct projects consistent with the focus of continued productivity improvement and margin expansion. Charges associated with these future projects will be absorbed in normal operating costs.

         For the fiscal year, unit volume grew eight percent behind double-digit volume growth in beauty care and health care. Net sales were $43.38 billion, up eight percent, which includes a positive two percent foreign exchange impact. Sales were impacted by two percent due to pricing actions to improve consumer value, which were primarily funded through lower material costs. Fiscal year reported net earnings were $5.19 billion, an increase of 19 percent versus the prior year, or $3.69 per share. Net earnings include restructuring charges of $538 million. Core net earnings, which exclude restructuring charges, were $5.72 billion, up 13 percent. Core net earnings per share were $4.08, an increase of 14 percent versus the prior year.

KEY FINANCIAL HIGHLIGHTS FOR THE QUARTER AND FISCAL YEAR
--------------------------------------------------------

o The company's operating cash flow for the fiscal year was $8.70 billion, a 12 percent increase versus year-ago. Operating cash flow less capital spending, or free cash flow, was a record $7.22 billion for the year, a 19 percent increase over the prior year. The majority of the year-over-year improvement is driven by the earnings increase, with lower capital spending also contributing.

o Gross margin for the quarter was 47.2 percent, an improvement of 100 basis points versus year-ago. Gross margin includes $168 million of before tax restructuring charges in the quarter, versus $183 million of before tax charges in the prior year quarter. Lower restructuring charges account for 40 basis points of the gross margin improvement, with the remaining improvement driven by lower product costs, partially offset by pricing to improve the consumer value equation.

     For the fiscal year, gross margin was 49.0 percent, an improvement of 120 basis points. Restructuring charges in gross margin during 2003 were $377 million compared to $439 million in 2002. Lower restructuring charges accounted for 40 basis points of the total gross margin improvement. The remainder was driven by scale efficiencies due to volume growth, base business savings, product mix and lower material costs.

o For the April to June quarter, Marketing, Research, Administration and Other Costs (MRA&O) as a percent of sales increased 120 basis points to
     33.7 percent driven by higher restructuring charges and marketing investments. Restructuring charges included in MRA&O were $213 million before tax in the current quarter and $85 million before tax in the same quarter year-ago. Higher restructuring charges account for 110 basis points of the increase in MRA&O as a percent of sales. The increase in restructuring reflects separation charges from the organizational streamlining under the restructuring program. MRA&O increases also reflect marketing investments in support of product launches.

     For the fiscal year, MRA&O was 30.9 percent of sales, an improvement of 30 basis points versus year-ago. This includes restructuring charges of $374 million before tax in fiscal year 2003 and $519 million in fiscal year 2002. The improvement in MRA&O as a percent of sales was driven by lower restructuring charges, as lower overhead was offset by marketing investments behind new product initiatives and base business support.

o In June, the company announced it secured 79.17% of the total registered share capital and 84.9% of the value of outstanding shares of Wella AG. Wella is a leading beauty care company selling products in more than 150 countries. Wella's three divisions include professional hair care, retail hair care, and cosmetics and fragrances. We anticipate closing on the purchase of shares in September 2003.

o The company announced an 11 percent increase to the annual dividend rate of its common stock and Series A ESOP Convertible Preferred Stock, from $1.64 to $1.82, reflecting the 48th consecutive fiscal year increase.

BUSINESS SEGMENT DISCUSSION
---------------------------

     The following provides additional perspective on the company's quarterly and fiscal year results by business segment.

o For the quarter, fabric and home care delivered strong volume growth, up eight percent, driven by Tide(R) and new product launches, including Swiffer Duster(R) in North America and Bold(R) in Japan. Net sales increased 11 percent to $3.26 billion, including a positive impact of three percent of foreign exchange, primarily from the euro. On the quarter, earnings grew six percent to $499 million and lagged sales growth, as volume and cost savings were reinvested in marketing to support product launches.

     Fabric and home care delivered strong top line and bottom line results for the fiscal year. Volume was up nine percent driven by global strength of Tide. Net sales grew eight percent to $12.56 billion, including a positive foreign exchange impact of one percent, offset by mix impacts from growth in mid-tier brands and developing markets. Pricing actions reduced sales by one percent behind actions to strengthen in-store presence and merchandising activities. Earnings grew 12 percent to $2.06 billion driven by top line growth, as well as lower material costs and manufacturing efficiencies, partially offset by marketing investments behind initiatives, including Tide with Bleach(R), Bold in Japan, Mr. Proper(R), Gain Fabric Enhancer(R) and the repositioning of Cheer(R) in North America.

o During the April - June quarter, beauty care delivered strong results with double-digit sales and earnings progress. Volume was up six percent on strength in feminine care, behind the global Always(R) business and Naturella(R) in Mexico; skin care, driven by the Olay Regenerist(R) launch; and excellent results in hair care led by strength in Asia and global Head & Shoulders Ultimate Clean(R). Pantene(R), Pert(R), and Herbal Essences(R) also posted solid volume growth. Sales were $3.07 billion, up 10 percent, including positive foreign exchange impacts of four percent. Beauty care earnings increased 39 percent, to $466 million, behind volume, savings from the restructuring program and Clairol integration, and lower material costs.

     Fiscal year 2003 was another strong year for beauty care. Volume was up 15 percent, including seven percent for the impact of acquisitions and divestitures. Growth was broad-based across all key brands and geographies. Sales grew to $12.22 billion, up 14 percent, including a positive three percent impact for foreign exchange partially offset by a two percent impact from pricing, as the company repositioned Pert, Daily Defense(R), Renewal 5X(R) and Clairol Ultress(R) to mid-tier price points. Mix also negatively impacted sales by two percent. Earnings grew 23 percent to $1.98 billion behind strong volume and significant manufacturing savings and overhead reductions due, in part, to the efficiency improvements behind the Clairol integration.

o Baby and family care delivered solid results this quarter with strong volume and earnings growth. Unit volume increased six percent behind global strength in baby care, driven primarily by double-digit growth in Western Europe and Asia diapers. Family care volume also increased, driven by solid results in North America and Western Europe. Net sales increased nine percent to $2.51 billion, as a positive five percent foreign exchange impact and positive one percent mix from premium tier diapers were partially offset by pricing investments made in response to competitive actions. Earnings increased 15 percent to $165 million, reflecting continued strong volume driven by initiatives and targeted investments in pricing and marketing, funded by operating cost savings.

     For the fiscal year, baby and family care volume increased seven percent with strong growth in Pampers(R) behind the Baby Stages of Development(R) initiative and Charmin(R) in North America and Western Europe. Net sales increased eight percent to $9.93 billion, including a positive three percent impact from foreign exchange and positive one percent impact from mix behind strength in premium tier diapers. Sales were reduced by three percent from pricing investments across the business, including temporary pricing adjustments in North America and Western Europe to match competitive shelf prices and merchandising levels, funded by lower structural costs. Earnings were up 20 percent to $882 million behind volume growth, restructuring cost savings and excellent base business manufacturing cost savings.

o Health care achieved another strong quarter with double-digit volume, sales and earnings growth. Unit volume increased 18 percent driven by increases in oral care, behind Crest Whitestrips(R)and Crest Night Effect(R), pharmaceuticals and personal health care. Sales increased to $1.39 billion, an increase of 12 percent, with positive foreign exchange of three percent offset by pricing investments of three percent, primarily on Crest Whitestrips in response to a competitive entry. Sales for the April to June quarter also reflect a negative mix impact of six percent driven primarily by a higher percentage of Actonel(R)shipments to support the global Once-a-week dosage launch through our alliance agreement. Negative mix was also driven by the impact of the rapid growth of Crest(R)toothpaste in developing markets. Earnings for the quarter were up 29 percent to $110 million driven by increased volume and overhead cost efficiencies, partially offset by marketing investments behind new product launches in oral care, personal health care and continued support of Iams Daily Dental Care(R).

     On the fiscal year, health care delivered another year of strong top and bottom line growth. Volume was up 18 percent, driven by solid results in pharmaceuticals, behind Actonel, and oral care, behind Crest Whitestrips. Sales were $5.80 billion, up 16 percent, including a positive two percent foreign exchange impact offset by a negative two percent impact from mix and a negative two percent pricing impact behind competitive adjustments to Crest Whitestrips. Earnings were up 35 percent to $706 million behind volume growth in high-margin products, partially offset by increased marketing spending behind product launches.

o Snacks and beverages results for the quarter were negatively affected by the business interruption due to the tornado damage at the Jackson, Tenn. manufacturing facility. Volume for the business unit was down nine percent, with snacks down 15 percent. Volume was also lower in the coffee category due to trade inventory adjustments and in the juice category. Sales were down six percent to $779 million behind lower volume and pricing investments of two percent in response to competitive promotional spending in the coffee category, partially offset by positive foreign exchange of four percent and mix of one percent. Earnings for the quarter were down 20 percent to $55 million, driven by the impact of the business interruption caused by the tornado and by lower volume.
     On the fiscal year, snacks and beverages unit volume was down two percent. Volume was down in juice, and snacks was down due to the impact of the tornado. Net sales were flat versus the previous year at $3.24 billion as positive foreign exchange of three percent and product mix of one percent were partially offset by pricing investments in the coffee business. Despite the impact of the tornado, net earnings for the year were up one percent to $306 million, as a combination of restructuring and base business savings offset lower volume.

QUARTERLY AND FISCAL YEAR GUIDANCE
----------------------------------

         For fiscal year 2003/2004, volume, excluding the impact of acquisitions and divestitures, is expected to increase five to seven percent. Sales growth, excluding the impacts of foreign exchange, is expected to increase toward the top end of our long-term range of four to six percent. At current rates, foreign exchange is expected to have a positive impact on sales of one to two percent. Earnings per share is expected to grow double-digits, in line with the company's long-term objective and the current consensus estimate.

         For the July - September quarter, volume is projected to increase by five to seven percent. Sales are expected to grow in the mid- to high-single digits, with foreign exchange impacting sales by a positive two to three percent. Additionally, the company is comfortable with the current consensus earnings per share estimate.

FORWARD-LOOKING STATEMENTS
--------------------------

         All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the achievement of expected cost and tax savings associated with changes in the company's organization structure; (2) the ability to achieve business plans, including growing volume profitably, despite high levels of competitive activity, especially with respect to the product categories and geographical markets in which the company has chosen to focus;
(3) the ability to manage and maintain key customer relationships; (4) the achievement of growth in significant developing markets such as China, Turkey, Mexico, the Southern Cone of Latin America, the countries of Central and Eastern Europe and the countries of Southeast Asia; (5) the ability to successfully manage regulatory, tax and legal matters, including resolution of pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas;
(7) the ability to successfully manage currency (including currency issues in Latin America), interest rate and certain commodity cost exposures; (8) the ability to manage the continued political and/or economic uncertainty in Latin America (including Venezuela) and war in the Middle East, as well as any political and/or economic uncertainty due to terrorist activities or war (including Korea); and (9) the successful acquisition, transition, integration, and operation of the Wella business. If the company's assumptions and estimates are incorrect or do not come to fruition, or if the company does not achieve all of these key factors, then the company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

ABOUT PROCTER & GAMBLE
----------------------

         Two billion times a day, P&G brands touch the lives of people around the world. Some of the nearly 300 P&G brands consumers know and use with confidence in over 160 countries around the world include: Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 102,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

                                      # # #

P&G CONTACTS:
------------

MEDIA
-----
P&G Corporate Media Center:
         US media call:             +1-(866) PROCTER (1-866-776-2837)
         Media outside the US call: +1-(513) 945-9087

INVESTOR RELATIONS
------------------
John P. Goodwin - (513) 983-2414

          P&G will webcast its conference call on Thurs., July 31, 2003, at 8:30 a.m. ET to review its fourth quarter 2002/03 results. The call will last approximately one hour. You may receive the web cast by going to our web site at: http://www.pg.com/investors

         We suggest you check in at least ten minutes in advance of the start time to complete the brief registration process and ensure you are set up to receive the webcast.

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                 (Amounts in Millions Except Per Share Amounts)
                        Consolidated Earnings Information

                                                            Three Months Ended June 30, 2003
                                          -----------------------------------------------------------------
                                                      % Change     Earnings  % Change              % Change
                                                        Versus       Before    Versus        Net     Versus
                                          Net Sales   Year Ago Income Taxes  Year Ago   Earnings   Year Ago
                                          -----------------------------------------------------------------
FABRIC AND HOME CARE                      $   3,265        11%       $ 751         9%      $ 499         6%
BABY AND FAMILY CARE                          2,508         9%         271         0%        165        15%
BEAUTY CARE                                   3,075        10%         679        35%        466        39%
HEALTH CARE                                   1,391        12%         158        19%        110        29%
SNACKS AND BEVERAGES                            779        -6%          83       -25%         55       -20%
                                          -----------------------------------------------------------------
    TOTAL BUSINESS SEGMENT                   11,018         9%       1,942        14%      1,295        17%
CORPORATE (excluding restructuring costs)       (98)       n/a        (204)       n/a        (79)       n/a
                                          -----------------------------------------------------------------
    TOTAL COMPANY - CORE                     10,920         8%       1,738        11%      1,216        12%
RESTRUCTURING COSTS                               0        n/a        (381)       n/a       (261)       n/a
                                          -----------------------------------------------------------------
    TOTAL COMPANY - REPORTED              $  10,920         7%     $ 1,357         5%      $ 955         5%
                                          =================================================================


                                                            Twelve Months Ended June 30, 2003
                                          -----------------------------------------------------------------
                                                      % Change     Earnings  % Change              % Change
                                                        Versus       Before    Versus        Net     Versus
                                          Net Sales   Year Ago Income Taxes  Year Ago   Earnings   Year Ago
                                          -----------------------------------------------------------------
FABRIC AND HOME CARE                      $  12,560         8%     $ 3,080        13%    $ 2,059        12%
BABY AND FAMILY CARE                          9,933         8%       1,448        14%        882        20%
BEAUTY CARE                                  12,221        14%       2,899        23%      1,984        23%
HEALTH CARE                                   5,796        16%       1,034        30%        706        35%
SNACKS AND BEVERAGES                          3,238         0%         460        -3%        306         1%
                                          -----------------------------------------------------------------
    TOTAL BUSINESS SEGMENT                   43,748        10%       8,921        17%      5,937        19%
CORPORATE (excluding restructuring costs)      (375)       n/a        (640)       n/a       (213)       n/a
                                          -----------------------------------------------------------------
    TOTAL COMPANY - CORE                     43,373         8%       8,281        13%      5,724        13%
RESTRUCTURING COSTS                               4        n/a        (751)       n/a       (538)       n/a
                                          -----------------------------------------------------------------
    TOTAL COMPANY - REPORTED              $  43,377         8%     $ 7,530        18%    $ 5,186        19%
                                          =================================================================


                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                        APRIL-JUNE NET SALES INFORMATION
                        (Percent Change vs. Year Ago) **

                                      Volume
                             ------------------------
                                    With     Without
                             Acquisition Acquisitions/                                     Total  Total Impact
                             Divestiture Divestitures       FX       Price  Mix/Other     Impact        Ex-FX
                             ---------------------------------------------------------------------------------
FABRIC AND HOME CARE                 8%          8%         3%          0%         0%        11%         8%
BABY AND FAMILY CARE                 6%          6%         5%         -3%         1%         9%         4%
BEAUTY CARE                          6%          7%         4%          0%         0%        10%         6%
HEALTH CARE                         18%         18%         3%         -3%        -6%        12%         9%
SNACKS AND BEVERAGES                -9%         -9%         4%         -2%         1%        -6%       -10%
   TOTAL COMPANY (CORE)              5%          6%         4%         -1%         0%         8%         4%


                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                         JULY-JUNE NET SALES INFORMATION
                        (Percent Change vs. Year Ago) **

                                      Volume
                             ------------------------
                                    With     Without
                             Acquisition Acquisitions/                                     Total  Total Impact
                             Divestiture Divestitures       FX       Price  Mix/Other     Impact        Ex-FX
                             ---------------------------------------------------------------------------------
FABRIC AND HOME CARE                 9%          9%         1%         -1%        -1%         8%         7%
BABY AND FAMILY CARE                 7%          7%         3%         -3%         1%         8%         5%
BEAUTY CARE                         15%          8%         3%         -2%        -2%        14%        11%
HEALTH CARE                         18%         18%         2%         -2%        -2%        16%        14%
SNACKS AND BEVERAGES                -2%         -2%         3%         -2%         1%         0%        -3%
   TOTAL COMPANY (CORE)              8%          8%         2%         -2%         0%         8%         6%


** These sales percentage changes are approximations based on quantitative formulas that are consistently applied.



                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                              (Amounts in Millions)
                       Consolidated Cash Flows Information
                                                                                      --------------------------------
                                                                                        Twelve Months Ended June 30
                                                                                      --------------------------------
                                                                                          2003                    2002
                                                                                      --------------------------------
OPERATING ACTIVITIES
    NET EARNINGS                                                                       $ 5,186                $ 4,352
    DEPRECIATION AND AMORTIZATION                                                        1,703                  1,693
    DEFERRED INCOME TAXES                                                                   63                    389
    CHANGES IN:
        ACCOUNTS RECEIVABLE                                                                163                     96
        INVENTORIES                                                                        (56)                   159
        ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES                                    936                    684
        OTHER OPERATING ASSETS & LIABILITIES                                               178                    (98)
    OTHER                                                                                  527                    467
                                                                                       -------                -------
  TOTAL OPERATING ACTIVITIES                                                             8,700                  7,742
                                                                                       -------                -------
CAPITAL EXPENDITURES                                                                    (1,482)                (1,679)
                                                                                       -------                -------
FREE CASH FLOW BEFORE DIVIDENDS                                                        $ 7,218                $ 6,063
                                                                                       =======                =======


                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                              (Amounts in Millions)
                     Consolidated Balance Sheet Information

                                                                                   June 30, 2003          June 30, 2002
                                                                                   -------------          -------------
CASH AND CASH EQUIVALENTS                                                              $ 5,912                $ 3,427
INVESTMENTS SECURITIES                                                                     300                    196
ACCOUNTS RECEIVABLE                                                                      3,038                  3,090
TOTAL INVENTORIES                                                                        3,640                  3,456
OTHER                                                                                    2,330                  1,997
                                                                                       -------                -------
TOTAL CURRENT ASSETS                                                                    15,220                 12,166

NET PROPERTY, PLANT AND EQUIPMENT                                                       13,104                 13,349
NET GOODWILL AND OTHER INTANGIBLE ASSETS                                                13,507                 13,430
OTHER NON-CURRENT ASSETS                                                                 1,875                  1,831
                                                                                       -------                -------
TOTAL ASSETS                                                                           $43,706                $40,776
                                                                                       =======                =======

ACCOUNTS PAYABLE                                                                       $ 2,795                $ 2,205
ACCRUED AND OTHER LIABILITIES                                                            5,512                  5,330
TAXES PAYABLE                                                                            1,879                  1,438
DEBT DUE WITHIN ONE YEAR                                                                 2,172                  3,731
                                                                                       -------                -------
TOTAL CURRENT LIABILITIES                                                               12,358                 12,704

LONG-TERM DEBT                                                                          11,475                 11,201
OTHER                                                                                    3,687                  3,165
                                                                                       -------                -------
TOTAL LIABILITIES                                                                       27,520                 27,070
                                                                                       -------                -------
                                                                                       -------                -------
TOTAL SHAREHOLDERS' EQUITY                                                              16,186                 13,706
                                                                                       -------                -------
                                                                                       -------                -------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                                               $43,706                $40,776
                                                                                       =======                =======



                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                 (Amounts in Millions Except Per Share Amounts)
                        Consolidated Earnings Information
                                                                    AMJ QUARTER
                                                                    ------------
                                                                                W/O Restructuring Chgs
                                               AMJ 03     AMJ 02   % CHG      AMJ 03    AMJ 02   % CHG
                                               ------     ------   -----      ------    ------   -----
NET SALES                                    $ 10,920   $ 10,169     7 %    $ 10,920  $ 10,153      8 %
 COST OF PRODUCTS SOLD                          5,768      5,469     5 %       5,600     5,270      6 %
                                             --------   --------            --------  --------
GROSS MARGIN                                    5,152      4,700    10 %       5,320     4,883      9 %
 MARKETING, RESEARCH, ADMINISTRATIVE & OTHER    3,683      3,302    12 %       3,470     3,217      8 %
                                             --------   --------            --------  --------
OPERATING INCOME                                1,469      1,398     5 %       1,850     1,666     11 %
 TOTAL INTEREST EXPENSE                           136        150                 136       150
 OTHER NON-OPERATING INCOME, NET                   24         46                  24        46
                                             --------   --------            --------  --------
EARNINGS BEFORE INCOME TAXES                    1,357      1,294     5 %       1,738     1,562     11 %
 INCOME TAXES                                     402        384                 522       477

NET EARNINGS                                      955        910     5 %       1,216     1,085     12 %
                                             ========   ========            ========  ========
EFFECTIVE TAX RATE                             29.6 %     29.7 %              30.0 %    30.5 %


PER COMMON SHARE:
 BASIC NET EARNINGS                            $ 0.71     $ 0.68     4 %      $ 0.92    $ 0.81     14 %
 DILUTED NET EARNINGS                          $ 0.68     $ 0.64     6 %      $ 0.87    $ 0.77     13 %
 DIVIDENDS                                     $ 0.41     $ 0.38              $ 0.41    $ 0.38
AVERAGE DILUTED SHARES OUTSTANDING            1,399.6    1,412.1             1,399.6   1,412.1


                                                                 Basis Pt                        Basis Pt
COMPARISONS AS A % OF NET SALES                                     Chg                             Chg
 COST OF PRODUCTS SOLD                         52.8 %     53.8 %              51.3 %    51.9 %
 GROSS MARGIN                                  47.2 %     46.2 %     100      48.7 %    48.1 %      60
 MARKETING, RESEARCH, ADMINISTRATIVE & OTHER   33.7 %     32.5 %              31.8 %    31.7 %
 OPERATING MARGIN                              13.5 %     13.7 %     (20)     16.9 %    16.4 %      50
 EARNINGS BEFORE INCOME TAXES                  12.4 %     12.7 %              15.9 %    15.4 %
 NET EARNINGS                                   8.7 %      8.9 %              11.1 %    10.7 %

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                 (Amounts in Millions Except Per Share Amounts)
                        Consolidated Earnings Information
                                                                           FYTD
                                                                                W/O Restructuring Chgs
                                               6/30/03   6/30/02     % CHG   6/30/03    6/30/02     % CHG
                                               -------   -------     -----   -------    -------     -----
NET SALES                                     $ 43,377  $ 40,238     8 %    $ 43,373   $ 40,169     8 %
 COST OF PRODUCTS SOLD                          22,141    20,989     5 %      21,760     20,481     6 %
                                              --------  --------            --------   --------
GROSS MARGIN                                    21,236    19,249    10 %      21,613     19,688    10 %
 MARKETING, RESEARCH, ADMINISTRATIVE & OTHER    13,383    12,571     6 %      13,009     12,052     8 %
                                              --------  --------            --------   --------
OPERATING INCOME                                 7,853     6,678    18 %       8,604      7,636    13 %
 TOTAL INTEREST EXPENSE                            561       603                 561        603
 OTHER NON-OPERATING INCOME, NET                   238       308                 238        308
                                              --------  --------            --------   --------
EARNINGS BEFORE INCOME TAXES                     7,530     6,383    18 %       8,281      7,341    13 %
 INCOME TAXES                                    2,344     2,031               2,557      2,283

NET EARNINGS                                     5,186     4,352    19 %       5,724      5,058    13 %
                                              ========  ========            ========   ========
EFFECTIVE TAX RATE                              31.1 %    31.8 %              30.9 %     31.1 %


PER COMMON SHARE:
 BASIC NET EARNINGS                             $ 3.90    $ 3.26    20 %      $ 4.32     $ 3.80    14 %
 DILUTED NET EARNINGS                           $ 3.69    $ 3.09    19 %      $ 4.08     $ 3.59    14 %
 DIVIDENDS                                      $ 1.64    $ 1.52              $ 1.64     $ 1.52
AVERAGE DILUTED SHARES OUTSTANDING             1,401.3   1,404.9             1,401.3    1,404.9



                                                                 Basis Pt                        Basis Pt
COMPARISONS AS A % OF NET SALES                                     Chg                             Chg
 COST OF PRODUCTS SOLD                          51.0 %    52.2 %              50.2 %     51.0 %
 GROSS MARGIN                                   49.0 %    47.8 %     120      49.8 %     49.0 %      80
 MARKETING, RESEARCH, ADMINISTRATIVE & OTHER    30.9 %    31.2 %              30.0 %     30.0 %
 OPERATING MARGIN                               18.1 %    16.6 %     150      19.8 %     19.0 %      80
 EARNINGS BEFORE INCOME TAXES                   17.4 %    15.9 %              19.1 %     18.3 %
 NET EARNINGS                                   12.0 %    10.8 %              13.2 %     12.6 %